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                                                                    EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of Insmed Incorporated (the "Company") for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin
P. Tully, Treasurer and Controller (Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kevin P. Tully
-----------------------------------------------------
Kevin P. Tully C.G.A.
Treasurer and Controller
(Principal Financial and Accounting Officer)
March 28, 2003

A signed original of this written statement required by ss. 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certificate is being submitted in accordance with the procedure provided in
Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) for treatment as a document "accompanying" the Annual Report on Form 10-KSB to which it is attached and not as a document "filed" as a part of such Annual Report. This certificate shall not be deemed incorporated by reference into any of the Company's Securities Act registration statements.